UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Santander UK plc

(Exact name of registrant as specified in its charter)

England

(State or other jurisdiction of incorporation or organization)

98-0661684

(I.R.S. employer identification number)

2 Triton Square, Regent’s Place, London NW1 3AN England

+44 870 607 6000

(Address and telephone number of Registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.750% Notes due 2021 Floating Rate Notes due 2021	New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-213861

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Santander UK plc (the “Registrant”) has filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 the prospectus supplement dated November 7, 2018 (the “Prospectus Supplement”) to a prospectus dated October 26, 2017 (the “Prospectus”) included in the Registrant’s registration statement on Form F-3 (File No. 333-213861), relating to the securities to be registered hereunder (the “Notes”).

Item 1.                                                         Description of Registrant’s Securities to be Registered.

Reference is made to the information set forth on pages 13 through 26 of the Prospectus (under “Description of the Debt Securities”), pages 27 through 32 of the Prospectus (under “Certain Tax Considerations”), pages S-19 through S-24 of the Prospectus Supplement (under “Description of the Notes”) and page S-25 of the Prospectus Supplement (under “Tax Considerations”), all of which information is incorporated by reference in this registration statement.

Item 2.                                                         Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the SEC in connection with this Registration Statement:

1.1

Indenture dated September 29, 2016 by and between Santander UK plc and Wells Fargo Bank, National Association, as trustee (as successor to Law Debenture Trust Company of New York pursuant to an Agreement of Resignation, Appointment and Acceptance dated June 2, 2017 among the Santander UK plc, the trustee and Law Debenture Trust Company of New York) (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form F-3 (File No. 333-213861), filed with the SEC on September 29, 2016).

1.2

First Supplemental Indenture dated November 3, 2017 by and between Santander UK plc and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-14928), filed with the SEC on November 3, 2017).

1.3

Fourth Supplemental Indenture dated November 15, 2018 by and between Santander UK plc and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.7 to the Registrant’s Report of Foreign Issuer on Form 6-K (File No. 001-14928), filed with the SEC on November 15, 2018).

1.4	Form of Global Note for 3.750% Notes due 2021.

1.5	Form of Global Note for Floating Rate Notes due 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Santander UK plc

By:	/s/ Alvaro Ruiz de Alda
Name: Alvaro Ruiz de Alda
Title: Authorized Signatory

Date:                  November 15, 2018